Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-260370, 333-261186, 333-264001, 333-271233, 333-276816, 333-280103, 333-286103, and 333-292642) and Form S-1 (Nos. 333-286800) of Spire Global, Inc. of our report dated April 4, 2025, except for the effects of the revision discussed in Note 2 to the consolidated financial statements, as to which the date is March 19, 2026, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
March 19, 2026